UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 30, 2014

ENTEGRIS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road

Billerica, MA 01821

(Address of Principal Executive Offices, including Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.	Senior Secured Asset-Based Revolving Credit Facility and Security Agreement

On April 30, 2014, in connection with the Merger (as defined below), Entegris, Inc. (the “Company”) entered into an asset-based credit agreement with Goldman Sachs Bank USA, as administrative agent, collateral agent, sole lead arranger, sole bookrunner and sole syndication agent (the “ABL Facility”), that provides senior secured financing of $75.0 million (which may be increased by up to $35.0 million in certain circumstances), subject to a borrowing base limitation. The borrowing base for the ABL Facility at any time equals the sum of: (i) 90% of certain eligible accounts; plus, (ii) the lesser of (A) 60% of the inventory value of certain eligible inventory or (B) 90% of the net recovery percentage of certain eligible inventory; plus, (iii) 90% of the net recovery percentage of certain work-in-progress inventory in an amount not to exceed $5.0 million at any time; minus (iv) inventory reserves. The ABL Facility includes borrowing capacity in the form of letters of credit up to the entire amount of the facility, and up to $20 million in U.S. dollars for borrowings on same-day notice, referred to as swingline loans, and is available in U.S. dollars.

Interest Rate and Fees. Borrowings under the ABL Facility bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the prime rate quoted in the print edition of The Wall Street Journal, Money Rates Section, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; and (b) a LIBOR rate determined by reference to the costs of funds for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for borrowings under the ABL Facility is 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility, the applicable margin for borrowings thereunder is subject to adjustment each fiscal quarter, based on the average historical excess availability during the preceding quarter. Swingline loans shall bear interest at a rate per annum equal to the base rate plus the applicable margin.

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder. The initial commitment fee is 0.33% per annum. Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility, the commitment fee is subject to adjustment based on the amount of average unutilized commitments for the three-month period immediately preceding such adjustment date. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base, the Company is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount. During any period that the amount available under the ABL Facility is less than 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base, until the time when the Company has excess availability greater than 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base, in each case, for 30 consecutive calendar days, or during the continuance of certain events of default, including a payment or bankruptcy event of default, failure to comply with certain covenants relating to the bank accounts holding the Company’s cash or a breach of a representation or warranty made in any borrowing base certificate, the Company is required to repay outstanding loans and/or cash collateralize letters of credit with the cash that it is required to deposit daily in a collection account maintained with the administrative agent under the ABL Facility.

Voluntary Prepayments. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time. Prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. There is no scheduled amortization under the Company’s ABL Facility. The principal amount outstanding under the ABL Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the ABL Facility are unconditionally guaranteed by certain of the Company’s existing wholly owned domestic subsidiaries and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s subsidiaries that have guaranteed the ABL Facility (referred to herein as the subsidiary guarantors), including, in each case subject to customary exceptions and exclusions:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts (other than any designated deposit accounts containing solely the proceeds of collateral with respect to which the obligations under the ABL Facility have only a second-priority security interest), securities accounts, commodities accounts and certain assets related to the foregoing and, in each case, proceeds thereof (such property, the “Current Asset Collateral”);

•	a second-priority pledge of all of the capital stock directly held by the Company and any subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary); and

•	a second-priority security interest in substantially all other tangible and intangible assets, including substantially all of the Company’s owned real property and intellectual property.

Certain Covenants and Events of Default. The ABL Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of the Company’s subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	engage in sale-leaseback transactions.

The covenant limiting dividends and other restricted payments is expected to permit the restricted actions in an unlimited amount so long as certain restricted payment conditions are satisfied, principally that no event of default exists and that the Company must have pro forma excess availability under the ABL Facility (a) for the 30 day period ending on the payment date, greater than the greater of 15.0% of the lesser of (i) the commitment amount and (ii) the borrowing base, (b) greater than 15% on the payment date and (c) either (i) for the 30 day period ending on the payment date, greater than 17.5% or (ii) a pro forma Fixed Charge Coverage Ratio (as defined in the credit agreement governing the ABL Facility) of at least 1.0 to 1.0. Each of the covenants limiting (1) certain acquisitions, (2) investments, (3) the incurrence of unsecured debt and (4) prepayments or redemptions of certain indebtedness are expected to permit the restricted actions in an unlimited amount so long as certain payment conditions, and other conditions, are satisfied, principally that no event of default exists and that the Company must have pro forma excess availability under the ABL Facility (a) for the 30 day period ending on the payment date, greater than the greater of 12.5% of the lesser of (i) the commitment amount and (ii) the borrowing base, (b) greater than 12.5% on the payment date and (c) either (i) for the 30 day period ending on the payment date, greater than 15.0% or (ii) a pro forma Fixed Charge Coverage Ratio (as defined in the credit agreement governing the ABL Facility) of at least 1.0 to 1.0.

From the time when the Company has excess availability less than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $7.0 million, until the time when the Company has excess availability equal to or greater than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $7.0 million for 30 consecutive days, the credit agreement governing the ABL Facility requires the Company to maintain a Fixed Charge Coverage Ratio tested on the last day of each fiscal quarter of at least 1.0 to 1.0.

The credit agreement governing the ABL Facility additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the ABL Facility is not complete and is qualified in its entirety by reference to the credit and guaranty agreement and the pledge and security agreement entered into in connection with the closing of the ABL Facility, copies of which are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

2.	Senior Secured Term Loan Facility and Security Agreement

On April 30, 2014, in connection with the Merger, the Company entered into a term loan credit and guaranty agreement with Goldman Sachs Bank USA, as administrative agent, collateral agent, sole lead arranger, sole bookrunner and sole syndication agent (the “Term Loan Facility”), that provides senior secured financing of $460 million (which may be increased by up to $225.0 million in certain circumstances).

Interest Rate and Fees. Borrowings under the Term Loan Facility bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the prime rate quoted in the print edition of The Wall Street Journal, Money Rates Section (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; and (b) a LIBOR rate determined by reference to the costs of funds for the interest period relevant to such borrowing adjusted for certain additional costs, subject to a LIBOR rate floor of 0.75% per annum. The applicable margin for borrowings under the Term Loan Facility is 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR borrowings.

In addition to paying interest on outstanding principal under the Term Loan Facility, the Company will pay customary agency fees.

Mandatory Prepayments. The credit agreement governing the Term Loan Facility requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (subject to reduction to 25% and 0% based upon the Company’s senior secured net leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the credit agreement governing the Term Loan Facility);

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Term Loan Facility.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Term Loan Facility at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, provided, however, that if on or prior to the date that is six months after the closing date of the Term Loan Facility, the Company prepays any loan in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

Amortization and Final Maturity. The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security. All obligations under the Term Loan Facility are unconditionally guaranteed by certain of the Company’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s immediate parent and the Company’s subsidiary guarantors, including, in each case subject to customary exceptions and exclusions:

•	a first-priority pledge of all of the capital stock directly held by the Company and the Company’s subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary);

•	a first-priority security interest in substantially all of the Company’s and the subsidiary guarantor’s other tangible and intangible assets (other than the assets described in the following bullet point), including substantially all of the Company’s real property and intellectual property, and designated deposit accounts containing solely the proceeds of collateral with respect to which the obligations under the Term Loan Facility have a first-priority security interest; and

•	a second-priority security interest in Current Asset Collateral.

Certain Covenants and Events of Default. The Term Loan Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and each of the Company’s subsidiaries ability to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other Indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	engage in sale-leaseback transactions.

The credit agreement governing the Term Loan Facility does not require the Company to comply with any financial maintenance covenants but additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the Term Loan Facility is not complete and is qualified in its entirety by reference to the credit and guaranty agreement and the pledge and security agreement entered into in connection with the closing of the Term Loan Facility, copies of which are filed as Exhibits 10.2 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

3.	Intercreditor Agreement

In connection with the closing of the ABL Facility and Term Loan Facility, on April 30, 2014, Goldman Sachs Bank USA, as collateral agent for the ABL Facility and as collateral agent for the Term Loan Facility, entered into an intercreditor agreement (the “Intercreditor Agreement”), which was acknowledged by the Company. The Intercreditor Agreement governs the relative priorities (and certain other rights) of the ABL Facility lenders and Term Loan Facility lenders pursuant the respective security agreements that each entered into with the Company and the guarantors.

The foregoing summary of the Intercreditor Agreement is not complete and is qualified in its entirety by reference to the intercreditor agreement entered into in connection with the closing of the Term Loan Facility and ABL Facility, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective April 30, 2014, pursuant to the Agreement and Plan of Merger, dated as of February 4, 2014 (the “Merger Agreement”), among the Company, Atomic Merger Corporation, a Delaware corporation (“Merger Sub”), and ATMI, Inc., a Delaware corporation (“ATMI”), Merger Sub was merged with and into ATMI, with ATMI continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Merger”).

Upon completion of the Merger, each share of common stock of ATMI, par value $0.01 per share, issued and outstanding immediately prior to the completion of the Merger, other than: (i) shares owned directly by the Company, or any of its subsidiaries; (ii) shares owned by ATMI as treasury stock, or by any of its subsidiaries; (iii) restricted stock awards issued by ATMI; or (iv) shares as to which dissenters’ rights have been properly exercised, was cancelled and extinguished and converted into the right to receive: $34.00 per share in cash, without interest or dividends thereon, less any applicable withholding taxes.

A total of approximately $1.15 billion in cash will be paid as consideration for the Merger.

Item 8.01 Other Events.

On April 30, 2014, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement described above. A copy of this press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	ABL Credit and Guaranty Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

10.2	Term Loan Credit and Guaranty Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

10.3	ABL Pledge and Security Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors and Goldman Sachs Bank USA, as collateral agent.

10.4	Term Loan Pledge and Security Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors and Goldman Sachs Bank USA, as collateral agent.

10.5	ABL Intercreditor Agreement dated as of April 30, 2014, among Goldman Sachs Bank USA, as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, and acknowledged by the Company and its wholly owned domestic subsidiaries.

99.1	Press Release announcing closing of Merger, dated April 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.

By:	/s/ Peter W. Walcott
Name:	Peter W. Walcott
Title:	Senior Vice President and General Counsel

Date: May 1, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	ABL Credit and Guaranty Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

10.2	Term Loan Credit and Guaranty Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

10.3	ABL Pledge and Security Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors and Goldman Sachs Bank USA, as collateral agent.

10.4	Term Loan Pledge and Security Agreement dated as of April 30, 2014, among the Company, certain subsidiaries of the Company as guarantors and Goldman Sachs Bank USA, as collateral agent.

10.5	ABL Intercreditor Agreement dated as of April 30, 2014, among Goldman Sachs Bank USA, as ABL Collateral Agent, Goldman Sachs Bank USA, as Term Collateral Agent, and acknowledged by the Company and its wholly owned domestic subsidiaries.

99.1	Press Release announcing closing of Merger, dated April 30, 2014.